Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION OF
REGENERON PHARMACEUTICALS, INC.
Under Section 805 of the Business Corporation Law

The undersigned, being the Senior Vice President, General Counsel and Secretary of Regeneron Pharmaceuticals, Inc. (the “Corporation”), hereby certifies that:

1.    The name of the Corporation is Regeneron Pharmaceuticals, Inc.

2.    The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on January 11, 1988.

3.    The first paragraph of Article IV of the Corporation’s Certificate of Incorporation, relating to the aggregate number of shares of capital stock which the Corporation shall have the authority to issue, is amended so as to increase the number of authorized shares of all classes of capital stock of the Corporation from two hundred and thirty million (230,000,000) shares to three hundred and ninety million (390,000,000) shares and by increasing the number of authorized shares of common stock, par value $0.001 per share, from one hundred and sixty million (160,000,000) shares to three hundred and twenty million (320,000,000) shares. No changes are being made to the number of the Corporation’s shares of authorized Class A Stock, par value $0.001 per share, or authorized preferred stock, par value $0.01 per share.

4.    To effect the foregoing amendment, the first paragraph of Article IV of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“Article IV. STOCK.

The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is three hundred and ninety million (390,000,000) shares, consisting of (a) 320,000,000 shares of common stock, par value $0.001 per share (“Common Stock”); (b) 40,000,000 shares of Class A Stock, par value $0.001 per share (“Class A Stock”; Common Stock and Class A Stock are referred to herein, collectively, as the “Common Shares”); and (c) 30,000,000 shares of preferred stock, par value $0.01 per share.”

5.    The amendment to the Certificate of Incorporation effected hereby was authorized by the vote of the Board of Directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 12th day of June, 2015.

/s/ Joseph J. LaRosa
Name: Joseph J. LaRosa
Title: Senior Vice President, General Counsel and Secretary

CERTIFICATE OF CHANGE
OF
REGENERON PHARMACEUTICALS, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

     1.     The name of the corporation is REGENERON PHARMACEUTICALS, INC.
     2.     The Certificate of Incorporation of said corporation was filed by the Department of State on the 1/11/1988.
     3.     The following was authorized by the Board of Directors:
To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him to: c/o C T Corporation System, 111 Eighth Avenue, New York, N.Y. 10011.
To designate C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, N.Y. 10011 as its registered agent in New York upon whom all process against the corporation may be served.

/s/ Beth F. Levine
Name: Beth F. Levine
Title: Vice President, Assoc. General Counsel & Chief Compliance Officer

RESTATED CERTIFICATE OF INCORPORATION
OF REGENERON PHARMACEUTICALS, INC.
UNDER SECTION 807 THE BUSINESS CORPORATION LAW
     The undersigned hereby certify that:
     1. The name of the Corporation is Regeneron Pharmaceuticals, Inc. (the “Corporation”).
     2. The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on January 11, 1988.
     3. This Restated Certificate of Incorporation restates the Certificate of Incorporation, as heretofore amended, without amendment or change to read as herein set forth in full.
     4. This Restated Certificate of Incorporation has been authorized by resolution duly adopted by the Corporation’s Board of Directors.
          Accordingly, the Certificate of Incorporation, as heretofore amended, is hereby restated to be and read in its entirety as follows:
“ARTICLE I
NAME OF CORPORATION
          The name of the corporation is Regeneron Pharmaceuticals, Inc. (the “Corporation”).
ARTICLE II
CORPORATE PURPOSES
          The purpose or purposes for which the Corporation is formed is as follows, to wit:
          To own, operate, manage and do everything normally associated with conducting the business of chemists, druggists, manufacturers, researchers, distributors, and dealers in medical, pharmaceutical, chemical and other preparations and compounds.
          To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.
          To own, operate, manage, acquire and deal in property, real and personal, which may be necessary to the conduct of the business.
          The Corporation shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statutes in the State of New York.
ARTICLE III
COUNTY OF OFFICE
          The county in which the office of the Corporation is to be located in the State of New York is New York.
ARTICLE IV
STOCK
          The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is two hundred and thirty million (230,000,000) shares, consisting of (a) 160,000,000 shares of common stock, par value $.001 per share (“Common Stock”), (b) 40,000,000 shares of Class A Stock, par value $.001 per share (the “Class A Stock”, and collectively, such Common Stock and Class A Stock are referred to herein as the “Common Shares”), and (c) 30,000,000 shares of preferred stock, par value $.01 per share.

1. Preferred Stock
          The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued and undesignated shares of preferred stock, for one or more series of preferred stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:
          (a)     the designation of such series, the number of shares to constitute such series, and the stated value thereof if different from the par value thereof;
          (b)     whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;
          (c)     the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;
          (d)     whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares of such series are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
          (e)     the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation, and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock;
          (f)     whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;
          (g)     whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;
          (h)     the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payments of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;
          (i)        the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and
          (j)        any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.
          The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations of restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.
2. Common Stock and Class A Stock
          (a)     General. Except as hereinafter expressly set forth in Section 2, and subject to the rights of the holders of preferred stock at any time outstanding, the Class A Stock and the Common Stock, both of which are classes of common stock, shall have the same rights and privileges and shall rank equally, share ratably and be identical in respects as to all matters, including rights in liquidation.
          (b)     Voting Rights. Except as otherwise expressly provided by law, and subject to any voting rights provided to holders of preferred stock by this Certificate of Incorporation the Common Shares have exclusive voting rights on all matters requiring a vote of shareholders.
          The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the shareholders of the Corporation. The holders of Class A Stock shall be entitled to ten votes per share on all matters to be voted on by the shareholders of the Corporation.
          Except as otherwise provided in this Certificate of Incorporation or as required by law, the holders of shares of Class A Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
          (c)     Dividends and Distributions. Subject to the rights of the holders of preferred stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of Class A Stock and Common Stock shall be entitled to receive such dividends and other distributions in cash, in property or in shares of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that no cash, property or share dividend or distribution may be declared or paid on the outstanding shares of either the Class A Stock or the Common Stock unless an identical per share dividend or distribution is simultaneously declared and paid on the outstanding shares of the other such class of common stock; provided, further, however, that a dividend of shares may be declared and paid in Class A Stock to holders of Class A Stock and in Common Stock to holders of Common Stock if the number of shares paid per share to holders of Class A Stock and to holders of Common Stock shall be the same. If the Corporation shall in any manner subdivide, combine or reclassify the outstanding shares of Class A Stock or Common Stock, the outstanding shares of the other such class of common stock shall be subdivided, combined or reclassified proportionally in the same manner and on the same basis as the outstanding shares of Class A Stock or Common Stock, as the case may be, have been subdivided, combined or reclassified.
          (d)     Optional Conversion.
               (1)     The shares of Common Stock are not convertible into or exchangeable for shares of Class A Stock or any other shares of securities of the Corporation.
               (2)     Each share of Class A Stock may be converted, at any time and at the option of the holder thereof, into one fully paid and nonassessable share of Common Stock.
          (e)     Mandatory Conversion.
               (1)     Upon a Transfer by a Holder, other than to a “Permitted Transferee” of such Holder, shares of Class A Stock so Transferred shall, at midnight on the thirtieth day after delivery of written notice by the Corporation to such Holder that such Transfer has been made to a person other than a Permitted Transferee (for purposes of this paragraph (1), the “Conversion Time”), be automatically converted, without further act on anyone’s part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; provided, however, that such automatic conversion of Class A Stock shall not occur if such shares of Class A Stock, prior to the Conversion Time, are Transferred back to such Holder or to one or more Permitted Transferees of such Holder.
               (2)     For purposes of this Section 2(e): A “Permitted Transferee” of a Holder shall mean, the following:
                    (i) In the case of any Holder, the Corporation or any one or more of its directly or indirectly wholly owned subsidiaries;
                    (ii) In the case of a Holder who is a natural person:
                              (A) The spouse of such Holder (the “Spouse”), any lineal ancestor of such Holder or of the Spouse, and any person who is a lineal descendent of a grandparent of such Holder or of the Spouse, or a spouse of any such lineal descendent or such lineal ancestor (collectively, the “Family Members”);

                              (B) A trust (including a voting trust) exclusively for the benefit of one or more of (x) such Holder, (y) one or more of his or her Family Members or (z) any organization to which contributions are deductible under 501(c)(3) of the Internal Revenue Code of 1986, as amended or any successor provision (the “Internal Revenue Code”) or for estate or gift tax purposes (a “Charitable Organization”); provided that such trust may include a general or special power of appointment for such Holder or Family Members (a “Trust”); provided, further, that if by reason of any change in the beneficiaries of such Trust, such Trust would not have qualified, at the time of the Transfer of Class A Stock to such Trust (for purposes of this sub-paragraph (B), the “Transfer Date”), as a Permitted Transferee, all shares of Class A Stock so Transferred to such Trust shall, at midnight on the thirtieth day after delivery of written notice by the Corporation to the trustee of such Trust of such change of beneficiary (for purposes of this sub-paragraph (B), the “Conversion Time”), be automatically converted, without further act on anyone’s part, into an equal number of shares of Common stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; provided, however, that such automatic conversion of such shares of Class A Stock shall not occur if, prior to the Conversion Time, (x) by reason of additional changes in the beneficiary of such Trust, such Trust would again have qualified as a “Permitted Transferee” of such Holder on the Transfer Date, or (y) such Trust Transfers such shares of Class A Stock to one or more persons who would qualify as a Permitted Transferee of the Holder who Transferred such shares to such Trust as if such Holder did not so Transfer such shares;
                              (C) A Charitable Organization established solely by one or more of such Holder or a Family Member;
                              (D) An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, of which such Holder is a participant or beneficiary, provided that such Holder has the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an “IRA”);
                              (E) A pension, profit sharing, stock bonus or other type of plan or trust of which such Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401(k) of the Internal Revenue Code, provided that such Holder has the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust (a “Plan”);
                              (F) Any corporation or partnership directly or indirectly controlled, individually or as a group, only by such Holder and/or any of his Permitted Transferees as determined under this clause (ii); provided that if by reason of any change in the direct or indirect control of such corporation or partnership, such corporation or partnership would not have qualified, at the time of the Transfer of Class A Stock to such corporation or partnership, as a Permitted Transferee of such Holder, all shares of Class A Stock so Transferred to such corporation or partnership shall in the manner set forth in paragraph (d) hereof, be converted into an equal number of shares of Common Stock; and
                              (G) The estate, executor, executrix or other personal representative, custodian, administrator or guardian of such Holder.
                    (iii) In the case of a Holder holding the shares of Class A Stock in question as trustee of an IRA, a Plan or a Trust, “Permitted Transferee” means (x) the person who transferred Class A Stock to such IRA, such Plan or such Trust, (y) any Permitted Transferee of any such person determined pursuant to this Section 2(e) and (z) any successor trustee or trustees in such capacity of such IRA, such Plan or such Trust,
                    (iv) In the case of a Holder which is a partnership, “Permitted Transferee” means any other person, directly or indirectly controlling, controlled by or under direct or indirect common control with such partnership, provided that, if by reason of any change in the direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class A Stock to such person, as a Permitted Transferee of such partnership, all shares of Class A Stock so Transferred to such person shall, in the manner set forth in paragraph (4) hereof, be converted into an equal number of shares of Common Stock;
                    (v) In the case of a Holder which is a corporation (other than a Charitable Organization) “Permitted Transferee” means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such corporation; provided that if by reason of any change in the direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class A Stock to such person, as a Permitted Transferee of such corporation, all shares of Class A Stock so Transferred to such person shall, in the manner set forth in paragraph (4) hereof, be converted into an equal number of shares of Common Stock; and
                    (vi) In the case of a Holder which is the estate of a deceased Holder or who is the executor, executrix or other personal representative, custodian or administrator of such Holder, or guardian of a disabled or adjudicated incompetent Holder or which is the estate of a bankrupt or insolvent Holder, which owns the shares of Class A Stock in question, “Permitted Transferee” means a Permitted Transferee of such deceased, or adjudicated incompetent, disabled, bankrupt or insolvent Holder as otherwise determined pursuant to this Section 2(e).
          As used in this Section 2(e), the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the controlled person or entity.
          As used in this Section 2(e), the term “Holder” means any holder of Class A Stock or of the proxy to vote shares of Class A Stock.
          As used in this Section 2(e), the term “person” shall mean both natural persons and legal entities, unless otherwise specified. The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship.
          Each joint owner of shares or owner of a community property interest in shares of Class A Stock shall be considered a “Holder” of such shares. A minor for whom shares of Class A Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Holder of such shares.
          As used in this Section 2(e), a “Transfer” shall mean any Type of transfer of shares of Class A Stock, whether by sale, exchange, gift, operation of law, pledge, or otherwise or any transfer of the power to vote such shares by proxy or by transferring any proxy, and shares of Class A Stock shall refer to either (i) such shares of Class A Stock so transferred, (ii) the power to vote such shares so transferred or (iii) shares of Class A Stock for which the power to vote was so transferred, as the case may be.
               (3)     Notwithstanding anything to the contrary set forth herein, any Holder may pledge the shares of Class A Stock belonging to such Holder to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such pledgee does not have the power to vote such shares and such shares remain subject to the provisions of this Section. In the event of foreclosure or other similar action by the pledgee, such shares, at midnight on the thirtieth day after delivery of notice by the Corporation to the pledgor of such foreclosure or other similar action (for purposes of this paragraph (3) the “Conversion Time”), shall be automatically converted, without further act on anyone’s part, into an equal number of shares of Common Stock and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; provided, however, that such automatic conversion of such shares of Class A Stock shall not occur if, prior to the Conversion Time, (x) such pledged shares of Class A Stock are transferred to a Permitted Transferee of the pledgor or (y) such foreclosure or other similar action is cancelled or annulled so that the pledgor retains the right to vote such shares.
               (4)     If by reason of any change of the direct or indirect control of a person subsequent to any Transfer to such person, such person would not have qualified, at the time of the Transfer of the Class A Stock to such person (the “Transfer Date”), as a Permitted Transferee under clause (ii)(F), clause (iv) or clause (v), as the case may be, all shares of Class A Stock Transferred pursuant to the relevant clause to such person shall, at midnight on the thirtieth day after delivery of written notice by the Corporation to such person of such change of the direct or indirect control of such person (the “Conversion Time”), be automatically converted, without further act on anyone’s part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; provided, however, that such automatic conversion of Class A Stock shall not occur if, prior to the Conversion Time, (x) by reason of additional changes in the direct or indirect control of such person, such person would again have qualified on the Transfer Date as a “Permitted Transferee” under clause (ii)(F), clause (iv) or clause (v), as the case may be, or (y) such person Transfers all such shares of Class A Stock owned by such person to one or more persons who would qualify as a “Permitted Transferee” of the transferor of the Class A Stock to such person as if the transferor did not Transfer such shares on the Transfer Date.

               (5)     A good faith determination by the Board of Directors of the Corporation (x) that a transferee of shares of Class A Stock is or is not a Permitted Transferee of the transferor of such shares to such transferee on the date of Transfer, or (y) that, by reason of any change in the direct or indirect control of such transferee subsequent to such Transfer, such person would have or have not qualified at the time of the Transfer of the Class A Stock to such person as a Permitted Transferee shall be conclusive.
               (6)     All notices provided for herein shall be deemed to have been delivered three days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the person to whom it is directed. If notice is to a Holder, such notice should be sent to him at the address set forth at the office of the Transfer Agent of the Corporation. If notice is to any other person, such notice should be sent to him at the address known by the Corporation at the time the notice is sent.
               (7)     The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class A Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. Each certificate representing shares of Class A Stock shall be endorsed with a legend that states that shares of Class A Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in the Certificate of Incorporation of the Corporation filed with the Secretary of the State of New York.
               (8)     This Section 2(e) may not be amended without the affirmative vote of holders of the majority of the shares of Class A Stock and the affirmative vote of the holders of two-thirds of the shares of Common Stock, each voting separately as a class.
          (f)     Conversion Procedures.
               (1)     Each conversion of shares pursuant to Section 2(d) hereto will be effected by the surrender of the certificate or certificates, duly endorsed, representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert and the names or name in which he wishes the certificate or certificates for the Common Stock to be issued. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.
          Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates for the Common Stock issuable upon such conversion and a certificate representing any Class A Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.
               (2)     The issuance of certificates upon conversion of shares pursuant to Section 2(d) hereto will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.
               (3)     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class A Stock, such number of shares of Common Stock as may be issued upon conversion, of all outstanding Class A Stock.
               (4)     Shares of the Class A Stock surrendered for conversion as above provided or otherwise acquired by the corporation shall be cancelled according to law and shall not be reissued.

ARTICLE V
DESIGNATION OF SECRETARY OF STATE
AS AGENT FOR SERVICE OF PROCESS

The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention: Secretary
ARTICLE VI
BOARD OF DIRECTORS
          The number of Directors of the Corporation constituting the entire Board of Directors shall be not less than three or more than fifteen. The Board of Directors shall determine from time to time the number of Directors who shall constitute the entire Board of Directors. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such change shall affect the term of any Directors then in office. Directors need not be shareholders of the Corporation.
          Commencing at the Annual Meeting of Shareholders held in 1991, the terms of office of the Board of Directors shall be divided into three classes, Class I, Class II and Class III, as shall be determined by the Board of Directors. All classes shall be as nearly equal in number as possible, and no class shall include less than three nor more than nine Directors. Any vacancy on the Board of Directors that results from an increase in the number of Directors and any other vacancy on the Board may be filled only by the Board provided that a quorum is then in office and present, or only by a majority of the Directors then in office, if less than a quorum is then in office, or by a sole remaining Director. Directors elected to fill a newly created directorship or other vacancies shall be classified and hold office as provided by statute.
          The terms of office of the respective classes of directors initially classified shall be as follows: (1) Class I shall expire at the Annual Meeting of Shareholders to be held in 1992; (2) Class II shall expire at the Annual Meeting of Shareholders to be held in 1993; and (3) Class III shall expire at the Annual Meeting of Shareholders to be held in 1994. At each Annual Meeting of Shareholders after the aforementioned initial classification, the successors to Directors whose terms shall then expire shall be elected to serve from the time of election and qualification until the third Annual Meeting following election and until a successor shall have been duly elected and shall have qualified.
          The Directors of any class of Directors of the Corporation may not be removed prior to the expiration date of their terms of office except for cause and by an affirmative vote of at least eighty percent (80%) of the outstanding shares of all classes of capital stock of the Corporation entitled to vote for such member(s) of the Board of Directors at the Annual Meeting of Shareholders or at any Special Meeting of Shareholders called by the Board of Directors or by the Chairman of the Board or by the President for this purpose.
ARTICLE VII
LIMITATION OF DIRECTOR AND OFFICER LIABILITY
          To the fullest extent now or hereafter permitted under the New York Business Corporation Law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. No amendment or repeal of this Article 7 shall adversely affect any right or protection of any director or officer of the Corporation existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE VIII
PREEMPTIVE RIGHTS
          No holder of Common Shares, or preferred stock of any designation or series shall, as such holder, have any right to purchase or subscribe for (i) any stock of any class, or any warrant or warrants, option or options, or other instrument or instruments that shall confer upon the holder or holders thereof the right to subscribe for or purchase or receive from the Corporation any stock of any class or classes which the Corporation may issue or sell, whether or not such stock shall be convertible into or exchangeable for any other stock of the Corporation of any class or classes and whether or not such stock shall be unissued shares authorized by the Certificate of Incorporation or by any amendment thereto or shares of stock of the Corporation acquired by it after the issuance thereof, or (ii) any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of stock of the Corporation of any class or classes, or to which shall be attached or appurtenant to any warrant or warrants, option or options or other instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for or purchase or receive from the Corporation any shares of its stock of any class or classes.
          Upon any issuance for money or other consideration of any stock of the Corporation that may be authorized from time to time, no holder of stock, irrespective of the kind of such stock, shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other share of the stock so issued, and the Board of Directors may dispose of all or any portion of such stock as and when it may determine free of any such rights, whether by offering the same to shareholders or by sale or other disposition as said Board may deem advisable.”
          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed as of the 25th day of January, 2008, and affirmed that the statements made herein are true under penalties of perjury.

/s/ Leonard S. Schleifer
Leonard S. Schleifer, President

/s/ Stuart A. Kolinski
Stuart A. Kolinski, Secretary